UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2023

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 650

Wayne, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMTX	NYSE American LLC
Warrants to purchase Common Stock	BMTX.W	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Co-CEO

On August 29, 2023, Mr. Rajinder Singh resigned from his position as Co-CEO of BM Technologies, Inc. (the “Company”) effective immediately. Mr. Singh’s resignation is for personal reasons and is not the result of any dispute or disagreement regarding the Company's operations, policies, or procedures. The Company has initiated a search to fill the vacancy created by Mr. Singh’s resignation and Ms. Luvleen Sidhu, the Company’s Chief Executive Officer, will serve as the Company’s sole CEO effective with Mr. Singh’s resignation.

In connection with his resignation from the Company, Mr. Singh and the Company entered into an Executive Transition Agreement (the “Transition Agreement”), pursuant to which Mr. Singh will remain a non-executive employee of the Company for the period August 30, 2023 through December 31, 2023 (the “Transition Period”). During the Transition Period, Mr. Singh will provide transition and advisory services to the Company, and in exchange, will continue to receive his current base salary and employee benefits exclusive of incentive bonus eligibility. All of Mr. Singh’s outstanding, unvested performance-based and time-based equity grants were terminated effective with his resignation as Co-CEO. Mr. Singh’s receipt of these payments and benefits is conditioned on his ongoing performance under the Transition Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: September 1, 2023	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer

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